ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-199966 Dated September 16, 2015

JPMorgan Chase & Co. Buffered Optimization Securities

Linked to the Financial Select Sector SPDR® Fund due on or about October 21, 2016

Linked to the Technology Select Sector SPDR® Fund due on or about October 21, 2016

Investment Description
Buffered Optimization Securities, which we refer to as the “Securities,” are unsecured and unsubordinated debt securities issued by JPMorgan Chase & Co. (“JPMorgan Chase”), with a return linked to the performance of a specific exchange-traded fund (the “Fund”). If the applicable Fund Return is positive, JPMorgan Chase will repay your principal amount at maturity plus pay a return equal to the applicable Fund Return, up to the applicable Maximum Gain, which will be finalized on the Trade Date and provided in the pricing supplement. If the applicable Fund Return is zero, or if the applicable Fund Return is negative and the Final Share Price is less than the Initial Share Price by up to the applicable Buffer Amount, JPMorgan Chase will repay your principal amount at maturity. However, if the applicable Fund Return is negative and the Final Share Price is less than the Initial Share Price by more than the applicable Buffer Amount, JPMorgan Chase will repay less than your principal amount at maturity, resulting in a loss of 1% of your principal amount for every 1% that the applicable Fund has declined by more than the applicable Buffer Amount. The closing price of the Fund is subject to adjustments in the case of certain events described in the accompanying product supplement no. UBS-1a-I under “The Underlyings — Funds — Anti-Dilution Adjustments. The Securities provide participation in any positive applicable Fund Return up to the applicable Maximum Gain and do not offer any upside return enhancement. Investing in the Securities involves significant risks. You may lose some or a significant portion of your principal amount. You will not receive dividends or other distributions paid on the applicable Fund or any securities held by the applicable Fund, and the Securities will not pay interest. The downside market exposure to the applicable Fund is buffered only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of JPMorgan Chase. If JPMorgan Chase were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features	Key Dates

Growth Potential Subject to Maximum Gain — At maturity, the Securities participate in any positive Fund Return of the applicable Fund, up to the applicable Maximum Gain, which will be finalized on the Trade Date and provided in the pricing supplement. If the applicable Fund Return is negative, investors may be exposed to that negative Fund Return at maturity, subject to the Buffer Amount.

Buffered Downside Market Exposure — If the applicable Fund Return is zero, or if that Fund Return is negative and the related Final Share Price is less than its Initial Share Price by up to the applicable Buffer Amount, JPMorgan Chase will repay your principal amount at maturity. However, if the applicable Fund Return is negative and the related Final Share Price is less than its Initial Share Price by more than the applicable Buffer Amount, JPMorgan Chase will repay less than your principal amount, resulting in a loss of 1% of your principal amount for every 1% that that Fund has declined by more than the applicable Buffer Amount. You may lose some or a significant portion of your principal amount. The downside market exposure to the applicable Fund is subject to its Buffer Amount only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of JPMorgan Chase.

	Trade Date[1]	September 25, 2015
	Original Issue Date (Settlement Date)[1]	September 30, 2015
	Final Valuation Date[2]	October 17, 2016
	Maturity Date[2]	October 21, 2016
	[1]	Expected. In the event that we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date and/or the Maturity Date will be changed so that the stated term of the Securities remains the same.
	[2]	Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying — Notes Linked to a Single Underlying (Other Than a Commodity Index)” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement no. UBS-1a-I

THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. JPMORGAN CHASE IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES MAY HAVE DOWNSIDE MARKET RISK SIMILAR TO THE APPLICABLE FUND, SUBJECT TO THE APPLICABLE BUFFER AMOUNT. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF JPMORGAN CHASE. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 5 AND UNDER “RISK FACTORS” BEGINNING ON PAGE PS-9 OF THE ACCOMPANYING PRODUCT SUPPLEMENT NO. UBS-1A-I AND UNDER “RISK FACTORS” BEGINNING ON PAGE US-2 OF THE ACCOMPANYING UNDERLYING SUPPLEMENT NO. 1A-I BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR A SIGNIFICANT PORTION OF YOUR INITIAL INVESTMENT IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

Security Offering
This free writing prospectus relates to two (2) separate Security offerings. Each issuance of offered Securities is linked to one, and only one, Fund. You may participate in either of the two (2) Security offerings or, at your election, in both of the offerings. This free writing prospectus does not, however, allow you to purchase a Security linked to a basket of the Funds described below. The Securities are offered for a minimum investment of 100 Securities at the price to public described below. Each of the two (2) Security offerings is linked to a different Fund, and each of the two (2) Security offerings has its own Buffer Amount, Maximum Gain and Initial Share Price. The actual Maximum Gain and Initial Share Price for each Security offering will be finalized on the Trade Date and provided in the pricing supplement. The actual Maximum Gain for each Security offering will not be less than the bottom of the applicable range listed below, but you should be willing to invest in the Securities if the applicable Maximum Gain were set equal to the bottom of that range. The performance of each Security will not depend on the performance of any other Security.

Fund	Buffer Amount	Maximum Gain	Initial Share Price	CUSIP	ISIN
Financial Select Sector SPDR® Fund (Bloomberg ticker: XLF)	10%	9.75% to 12.75%	•	48127Y862	US48127Y8628
Technology Select Sector SPDR® Fund (Bloomberg ticker: XLK)	10%	11.00% to 14.00%	•	48127Y854	US48127Y8545

See “Additional Information about JPMorgan Chase & Co. and the Securities” in this free writing prospectus. The Securities will have the terms specified in the prospectus and the prospectus supplement, each dated November 7, 2014, product supplement no. UBS-1a-I dated November 7, 2014, underlying supplement no. 1a-I dated November 7, 2014 and this free writing prospectus. The terms of the Securities as set forth in this free writing prospectus, to the extent they differ or conflict with those set forth in product supplement no. UBS-1a-I, will supersede the terms set forth in product supplement no. UBS-1a-I.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this free writing prospectus or the accompanying prospectus, prospectus supplement, product supplement no. UBS-1a-I and underlying supplement no. 1a-I. Any representation to the contrary is a criminal offense.

	Price to Public[1]		Fees and Commissions[2]		Proceeds to Issuer
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities Linked to the Financial Select Sector SPDR® Fund		$10.00		$0.05		$9.95
Securities Linked to the Technology Select Sector SPDR® Fund		$10.00		$0.05		$9.95

[1]	See “Supplemental Use of Proceeds” in this free writing prospectus for information about the components of the price to public of the Securities.
[2]	All sales of the Securities will be made to certain fee-based advisory accounts for which UBS Financial Services Inc., which we refer to as UBS, is an investment advisor at a purchase price of $10.00 per $10.00 principal amount Security. UBS, acting as placement agent for such advisory accounts, will purchase the Securities from a dealer that is not affiliated with UBS or J.P. Morgan Securities LLC, which we refer to as JPMS, and that dealer will purchase the Securities from JPMS. JPMS will pay all of the selling commissions it receives from us to that dealer. In no event will these selling commissions exceed $0.05 per $10.00 principal amount Security. UBS will forgo any commissions related to these sales. See “Plan of Distribution (Conflicts of Interest)” beginning on page PS-87 of the accompanying product supplement no. UBS-1a-I, as supplemented by “Supplemental Plan of Distribution” in this free writing prospectus.

If the Securities priced today and assuming a Maximum Gain equal to the middle of the applicable range listed above, the estimated value of the Securities as determined by JPMS would be approximately $9.895 and $9.877 per $10 principal amount Security linked to the Financial Select Sector SPDR® Fund and linked to the Technology Select Sector SPDR® Fund, respectively. JPMS’s estimated value of the Securities, when the terms of the Securities are set, will be provided by JPMS in the pricing supplement and for each Security offering will not be less than $9.70 per $10 principal amount Security. See “JPMS’s Estimated Value of the Securities” in this free writing prospectus for additional information.

The Securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Additional Information about JPMorgan Chase & Co. and the Securities

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for the offerings to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to these offerings that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and these offerings. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov and searching company filings for the term “JPMorgan Chase & Co.” Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in these offerings will arrange to send you the prospectus, the prospectus supplement, product supplement no. UBS-1a-I, underlying supplement no. 1a-I and this free writing prospectus if you so request by calling toll-free 866-535-9248.

You may revoke your offer to purchase the Securities at any time prior to the time at which we accept such offer by notifying the agent. We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

This free writing prospectus relates to two (2) separate Security offerings. Each issue of the offered Securities is linked to one, and only one, Fund. The purchaser of a Security will acquire a security linked to a single Fund (not to a basket that includes the other Fund). You may participate in either of the two (2) Security offerings or, at your election, in both of the offerings. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. While each Security offering relates only to a single Fund identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to that Fund (or the other Fund) or as to the suitability of an investment in the Securities.

You should read this free writing prospectus together with the prospectus, as supplemented by the prospectus supplement, each dated November 7, 2014, relating to our Series E medium-term notes of which these Securities are a part, and the more detailed information contained in product supplement no. UBS-1a-I dated November 7, 2014 and underlying supplement no. 1a-I dated November 7, 2014. This free writing prospectus, together with the documents listed below, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. UBS-1a-I and “Risk Factors” in the accompanying underlying supplement no. 1a-I, as the Securities involve risks not associated with conventional debt securities.

You may access these on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

♦	Product supplement no. UBS-1a-I dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008409/e61360_424b2.pdf
♦	Underlying supplement no. 1a-I dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008410/e61337_424b2.pdf
♦	Prospectus supplement and prospectus, each dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008397/e61348_424b2.pdf

As used in this free writing prospectus, the “Issuer,” “JPMorgan Chase,” “we,” “us” and “our” refer to JPMorgan Chase & Co.

Investor Suitability

The Securities may be suitable for you if, among other considerations:

♦You fully understand the risks inherent in an investment in the Securities, including the risk of loss of some or a significant portion of your principal amount.

♦You can tolerate a loss of some or a significant portion of your investment and are willing to make an investment that may have similar downside market risk as an investment in the applicable Fund, subject to the applicable Buffer Amount.

♦You believe the price of one share of the applicable Fund will increase over the term of the Securities and that the appreciation is unlikely to exceed an amount equal to the applicable Maximum Gain indicated on the cover hereof (the actual Maximum Gain for each Security offering will be finalized on the Trade Date and provided in the pricing supplement and will not be less than the bottom of the applicable range listed on the cover hereof).

♦You understand and accept that your potential return is limited by the applicable Maximum Gain and you would be willing to invest in the Securities if the applicable Maximum Gain were set equal to the bottom of the applicable range indicated on the cover hereof.

♦You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the price of one share of the applicable Fund.

♦You do not seek current income from your investment and are willing to forgo dividends paid on the applicable Fund.

♦You are willing and able to hold the Securities to maturity.

♦You accept that there may be little or no secondary market for the Securities and that any secondary market will depend in large part on the price, if any, at which JPMS, is willing to trade the Securities.

♦You seek an investment with a return based on the performance of companies in the financial services industry for Securities linked to the Financial Select Sector SPDR® Fund or the performance of companies in the technology industry for Securities linked to the Technology Select Sector SPDR® Fund.

♦You are willing to assume the credit risk of JPMorgan Chase for all payments under the Securities, and understand that if JPMorgan Chase defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.

The Securities may not be suitable for you if, among other considerations:

♦You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of some or a significant portion of your principal amount.

♦You require an investment designed to provide a full return of principal at maturity.

♦You cannot tolerate a loss of some or a significant portion of your investment , or you are not willing to make an investment that may have similar downside market risk as an investment in the applicable Fund, subject to the applicable Buffer Amount.

♦You believe the applicable Final Share Price will decline below the applicable Initial Share Price by more than the applicable Buffer Amount, or you believe the applicable Fund will appreciate over the term of the Securities by more than the applicable Maximum Gain indicated on the cover hereof (the actual Maximum Gain for each Security offering will be finalized on the Trade Date and provided in the pricing supplement and will not be less than the bottom of the applicable range listed on the cover hereof).

♦You seek an investment that has unlimited return potential, without a cap on appreciation.

♦You would be unwilling to invest in the Securities if the applicable Maximum Gain were set equal to the bottom of the applicable range indicated on the cover hereof.

♦You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the price of one share of the applicable Fund.

♦You seek current income from your investment or prefer not to forgo dividends paid on the applicable Fund.

♦You are unable or unwilling to hold the Securities to maturity and seek an investment for which there will be an active secondary market.

♦You do not seek an investment with a return based on the performance of companies in the financial services industry for Securities linked to the Financial Select Sector SPDR® Fund or the performance of companies in the technology industry for Securities linked to the Technology Select Sector SPDR® Fund.

♦You are not willing to assume the credit risk of JPMorgan Chase for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 5 of this free writing prospectus, “Risk Factors” in the accompanying product supplement no. UBS-1a-I and “Risk Factors” in the accompanying underlying supplement no. 1a-I for risks related to an investment in the Securities.

Indicative Terms
Issuer:	JPMorgan Chase & Co.
Issue Price:	$10.00 per Security (subject to a minimum purchase of 100 Securities or $1,000)
Principal Amount:	$10.00 per Security. The payment at maturity will be based on the principal amount.
Funds:	Financial Select Sector SPDR® Fund Technology Select Sector SPDR® Fund
Term[1]:	Approximately 13 months
Buffer Amount:	For Securities linked to the Financial Select Sector SPDR® Fund: 10%, if held to maturity For Securities linked to the Technology Select Sector SPDR® Fund: 10%, if held to maturity
Payment at Maturity (per $10 principal amount Security):

If the applicable Fund Return is positive[2], JPMorgan Chase will pay you a cash payment at maturity per $10 principal amount Security equal to:

$10.00 + ($10.00 × Fund Return)

provided, however, that in no event will JPMorgan Chase pay you at maturity an amount greater than:

$10.00 + ($10.00 × Maximum Gain)

If the applicable Fund Return is zero, or if the applicable Fund Return is negative and the applicable Final Share Price is less than the applicable Initial Share Price by up to the applicable Buffer Amount, JPMorgan Chase will pay you a cash payment at maturity of $10.00 per $10 principal amount Security.

If the applicable Fund Return is negative and the applicable Final Share Price is less than the applicable Initial Share Price by more than the applicable Buffer Amount, JPMorgan Chase will pay you a cash payment at maturity per $10 principal amount Security equal to:

$10.00 + [$10.00 × (Fund Return + Buffer Amount)]

In this scenario, you will lose 1% of your principal amount for every 1% that the applicable Fund has declined by more than the Buffer Amount. You may lose some or a significant portion of your principal amount.

Fund Return:	(Final Share Price - Initial Share Price) Initial Share Price
Maximum Gain:

For Securities linked to the Financial Select Sector SPDR® Fund: expected to be between 9.75% and 12.75%

For Securities linked to the Technology Select Sector SPDR® Fund: expected to be between 11.00% and 14.00%

The actual Maximum Gain for each Security offering will be finalized on the Trade Date and provided in the pricing supplement and will not be less than the bottom of the applicable range specified above.

Initial Share Price:	The closing price of one share of the applicable Fund on the Trade Date
Final Share Price:	The closing price[3] of one share of the applicable Fund on the Final Valuation Date
Share Adjustment Factor[3]	With respect to each fund, the Share Adjustment Factor is referenced in determining the closing price of one share of that Fund. The Share Adjustment Factor for each Fund is set initially at 1.0 on the Trade Date.

1 See footnote 1 under “Key Dates” on the front cover

2 The Securities provide participation in any positive Fund Return of the applicable Fund up to the applicable Maximum Gain and do not provide any upside return enhancement.

3 The closing price and the Share Adjustment Factor of each Fund are subject to adjustments in the case of certain events described in the accompanying product supplement no. UBS-1a-I under “The Underlyings — Funds — Anti-Dilution Adjustments.

Investment Timeline
Trade Date	The applicable Initial Share Price is observed. The applicable Maximum Gain is determined.

Maturity Date

The Final Share Price and the Fund Return of the applicable Fund are determined.

If the applicable Fund Return is positive, JPMorgan Chase will pay you a cash payment at maturity per $10 principal amount Security equal to:

$10.00 + ($10.00 × Fund Return)

provided, however, that in no event will you receive at maturity an amount greater than:

$10.00 + ($10.00 × Maximum Gain)

If the applicable Fund Return is zero, or if the applicable Fund Return is negative and the applicable Final Share Price is less than the applicable Initial Share Price by up to the applicable Buffer Amount, JPMorgan Chase will pay you a cash payment at maturity of $10.00 per $10 principal amount Security.

If the applicable Fund Return is negative and the applicable Final Share Price is less than the applicable Initial Share Price by more than the applicable Buffer Amount, JPMorgan Chase will pay you a cash payment at maturity per $10 principal amount Security equal to:

$10.00 + [$10.00 × (Fund Return + Buffer Amount)]

Under these circumstances, you may lose some or a significant portion of your principal amount.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR A SIGNIFICANT PORTION OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF JPMORGAN CHASE. IF JPMORGAN CHASE WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

What Are the Tax Consequences of the Securities?

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. UBS-1a-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of Securities.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the Securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences - Tax Consequences to U.S. Holders - Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement no. UBS-1a-I. Assuming this treatment is respected, subject to the possible application of the “constructive ownership” rules, the gain or loss on your Securities should be treated as long-term capital gain or loss if you hold your Securities for more than a year, whether or not you are an initial purchaser of Securities at the issue price. The Securities could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Internal Revenue Code of 1986, as amended, in which case any gain recognized in respect of the Securities that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over the Securities’ term. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the Securities. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules.

The IRS or a court may not respect the treatment of the Securities described above, in which case the timing and character of any income or loss on your Securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Withholding under legislation commonly referred to as “FATCA” may apply to amounts treated as interest paid with respect to the Securities, if they are recharacterized as debt instruments. You should consult your tax adviser regarding the potential application of FATCA to the Securities.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the applicable Fund. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. UBS-1a-I and the “Risk Factors” section of the accompanying underlying supplement no. 1a-I. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

Risks Relating to the Securities Generally

♦	Your Investment in the Securities May Result in a Loss — The Securities differ from ordinary debt securities in that we will not necessarily repay the full principal amount of the Securities. If the applicable Fund Return is negative, we will pay you the principal amount of your Securities in cash only if the related Final Share Price is less than its Initial Share Price by up to its Buffer Amount. If the applicable Fund Return is negative and the related Final Share Price is less than its Initial Share Price by more than its Buffer Amount, you will lose 1% of your principal amount for every 1% that the applicable Fund has declined by more than its Buffer Amount. Accordingly, you could lose some or a significant portion of your principal amount.
♦	Credit Risk of JPMorgan Chase & Co. — The Securities are unsecured and unsubordinated debt obligations of the issuer, JPMorgan Chase & Co., and will rank pari passu with all of our other unsecured and unsubordinated obligations. The Securities are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of JPMorgan Chase & Co. to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of JPMorgan Chase & Co. may affect the market value of the Securities and, in the event JPMorgan Chase & Co. were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.
♦	The Appreciation Potential of the Securities Is Limited by the Maximum Gain — The appreciation potential of the Securities is limited by the applicable Maximum Gain. The applicable Maximum Gain will be finalized on the Trade Date and provided in the pricing supplement and will not be less than the bottom of the applicable range indicated on the front cover of this free writing prospectus. Accordingly, the appreciation potential of the Securities will be limited by the applicable Maximum Gain even if the applicable Fund Return is greater than the applicable Maximum Gain.

♦	The Downside Market Exposure to the applicable Fund Is Buffered Only If You Hold the Securities to Maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, if any, you may have to sell them at a loss even if the applicable Fund has not declined by more than the Buffer Amount at the time of the secondary market transaction.
♦	No Interest Payments — JPMorgan Chase will not make any interest payments to you with respect to the Securities.
♦	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent and hedging our obligations under the Securities and making the assumptions used to determine the pricing of the Securities and the estimated value of the applicable Securities when the terms of the Securities are set, which we refer to as JPMS’s estimated value. In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities. In addition, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the Securities and the value of the Securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the Securities could result in substantial returns for us or our affiliates while the value of the Securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement no. UBS-1a-I for additional information about these risks.
♦	JPMS’s Estimated Value of the Securities Will Be Lower Than the Original Issue Price (Price to Public) of the Securities — JPMS’s estimated value is only an estimate using several factors. The original issue price of the Securities will exceed JPMS’s estimated value of the applicable Securities because costs associated with selling, structuring and hedging the Securities are included in the original issue price of the Securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities and the estimated cost of hedging our obligations under the Securities. See “JPMS’s Estimated Value of the Securities” in this free writing prospectus.
♦	JPMS’s Estimated Value Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates — JPMS’s estimated value of the applicable Securities is determined by reference to JPMS’s internal pricing models when the terms of the Securities are set. This estimated value is based on market conditions and other relevant factors existing at that time and JPMS’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for Securities that are greater than or less than JPMS’s estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy Securities from you in secondary market transactions. See “JPMS’s Estimated Value of the Securities” in this free writing prospectus.
♦	JPMS’s Estimated Value Is Not Determined by Reference to Credit Spreads for Our Conventional Fixed-Rate Debt — The internal funding rate used in the determination of JPMS’s estimated value of the applicable Securities generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the Securities as well as the higher issuance, operational and ongoing liability management costs of the Securities in comparison to those costs for our conventional fixed-rate debt. If JPMS were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the Securities to be more favorable to you. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the Securities and any secondary market prices of the Securities. See “JPMS’s Estimated Value of the Securities” in this free writing prospectus.
♦	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than JPMS’s Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the Securities will be partially paid back to you in connection with any repurchases of your Securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our secondary market credit spreads for structured debt issuances. See “Secondary Market Prices of the Securities” in this free writing prospectus for additional information relating to this initial period. Accordingly, the estimated value of your Securities during this initial period may be lower than the value of the Securities as published by JPMS (and which may be shown on your customer account statements).
♦	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the Securities will likely be lower than the original issue price of the Securities because, among other things, secondary market prices take into account our secondary market credit spreads for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Securities. As a result, the price, if any, at which JPMS will be willing to buy Securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Securities.
The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity. See “— Lack of Liquidity” below.
♦	Secondary Market Prices of the Securities Will Be Impacted by Many Economic and Market Factors — The secondary market price of the Securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the price of one share of the applicable Fund, including:

♦	any actual or potential change in our creditworthiness or credit spreads;
♦	customary bid-ask spreads for similarly sized trades;
♦	secondary market credit spreads for structured debt issuances;
♦	the actual and expected volatility in the price of one share of the applicable Fund;
♦	the time to maturity of the Securities;
♦	the dividend rates on the applicable Fund and the equity securities underlying the applicable Fund;
♦	the occurrence of certain events affecting the applicable Fund that may or may not require an adjustment to the Share Adjustment Factor;
♦	interest and yield rates in the market generally; and
♦	a variety of other economic, financial, political, regulatory and judicial events.
Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Securities, if any, at which JPMS may be willing to purchase your Securities in the secondary market.
♦	Investing in the Securities Is Not Equivalent to Investing in the Applicable Fund or the Equity Securities Composing the Applicable Fund — Investing in the Securities is not equivalent to investing in the applicable Fund or the equity securities held by the applicable Fund. As an investor in the Securities, you will not have any ownership interest or rights in the applicable Fund or the equity securities held by the applicable Fund, such as voting rights, dividend payments or other distributions.
♦	Your Return on the Securities Will Not Reflect Dividends on the Applicable Fund or the Equity Securities Composing the Applicable Fund — Your return on the Securities will not reflect the return you would realize if you actually owned the applicable Fund or the equity securities held by the applicable Fund and received the dividends on the applicable Fund or those equity securities. This is because the calculation agent will calculate the amount payable to you at maturity of the Securities by reference to the applicable Final Share Price, which reflects the closing price of one share of the applicable Fund on the Final Valuation Date without taking into consideration the value of dividends on the applicable Fund or the equity securities held by the applicable Fund.
♦	No Affiliation with the applicable Fund or the Issuers of the Equity Securities Composing the Applicable Fund — We are not affiliated with the applicable Fund or, to our knowledge, the issuers of the equity securities composing the applicable Fund. We have not independently verified the information about the applicable Fund or the issuers of the equity securities composing the applicable Fund contained in this free writing prospectus. You should make your own investigation into the applicable Fund and the issuers of the equity securities composing the applicable Fund. We are not responsible for the public disclosure of information by the applicable Fund or the issuers of the equity securities composing the applicable Fund, whether contained in SEC filings or otherwise.
♦	Lack of Liquidity — The Securities will not be listed on any securities exchange. JPMS intends to offer to purchase the Securities in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which JPMS is willing to buy the Securities.
♦	Potentially Inconsistent Research, Opinions or Recommendations by JPMS, UBS or Their Affiliates — JPMS, UBS or their affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities, and that may be revised at any time. Any such research, opinions or recommendations may or may not recommend that investors buy or hold the applicable Fund and could affect the value of the applicable Fund, and therefore the market value of the Securities.
♦	Tax Treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax adviser about your tax situation.
♦	Potential JPMorgan Chase & Co. Impact on the Market Price of the Applicable Fund — Trading or transactions by JPMorgan Chase & Co. or its affiliates in the applicable Fund or in futures, options or other derivative products on the applicable Fund may adversely affect the market value of the applicable Fund and, therefore, the market value of the Securities.
♦	The Final Terms and Valuation of the Securities Will Be Finalized on the Trade Date and Provided in the Pricing Supplement — The final terms of the Securities will be based on relevant market conditions when the terms of the Securities are set and will be finalized on the Trade Date and provided in the pricing supplement. In particular, each of JPMS’s estimated value and the Maximum Gain for each Security will be finalized on the Trade Date and provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this free writing prospectus. Accordingly, you should consider your potential investment in the Securities based on the minimums for JPMS’s estimated value and the Maximum Gain of the applicable Security.

Risks Relating to the Funds

♦	There Are Risks Associated with the Applicable Fund — Although shares of the applicable Fund are listed for trading on NYSE Arca, Inc. (“NYSE Arca”) and a number of similar products have been traded on NYSE Arca and other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the applicable Fund or that there will be liquidity in the trading market. The applicable Fund is subject to management risk, which is the risk that the investment strategies of the applicable Fund’s investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the shares of the applicable Fund, and consequently, the value of the Securities.
♦	Differences Between the Applicable Fund and Its Underlying Index — The applicable Fund does not fully replicate its underlying index, and may hold securities different from those included in its underlying index. In addition, its performance will reflect additional transaction costs and fees that are not included in the calculation of its underlying index. All of these factors may lead to a lack of correlation between the applicable Fund and its underlying index. In addition, corporate actions with respect to the equity securities held by the applicable Fund (such as mergers and spin-offs) may impact the variance between the applicable Fund and its underlying index. Finally, because the shares of the applicable Fund are traded on NYSE Arca and are subject to market supply and investor demand, the market value of one share of the applicable Fund may differ from the net asset value per share of the applicable Fund. For all of the foregoing reasons, the performance of the applicable Fund may not correlate with the performance of its underlying index.
♦	We Are Currently One of the Companies that Make Up the Financial Select Sector SPDR® Fund — We are currently one of the companies that make up the Financial Select Sector SPDR® Fund. We will not have any obligation to consider your interests as a holder of the Securities in taking any corporate action that might affect the value of the Financial Select Sector SPDR® Fund and the Securities linked to the Financial Select Sector SPDR® Fund.
♦	The Equity Securities Held by the Financial Select Sector SPDR® Fund Are Concentrated in the Financial Services Industry — All or substantially all of the equity securities held by the Financial Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the financial services sector. Market or economic factors impacting financial services companies could have a major effect on the value of the Financial Select Sector SPDR® Fund. Financial services companies are subject to extensive government regulation which may limit both the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments affecting real estate could have a major effect on the value of real estate securities (which include real estate investment trusts). As a result, the value of the Securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers.
♦	The Equity Securities Held by the Technology Select Sector SPDR® Fund Are Concentrated in the Technology Industry — All or substantially all of the equity securities held by the Technology Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the technology sector. Market or economic factors impacting technology companies and companies that rely heavily on technology advances could have a major effect on the value of the Technology Select Sector SPDR® Fund. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. As a result, the value of the Securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers.
♦	Anti-Dilution Protection Is Limited — Although the calculation agent will adjust the closing price of the applicable Fund for certain events affecting the applicable Fund, the calculation agent is not required to make an adjustment for every event that can affect the applicable Fund. If an event occurs that does not require the calculation agent to adjust the closing price of the applicable Fund, the market value of your Securities and the payment at maturity may be materially and adversely affected.

Hypothetical Examples and Return Table

The following table and hypothetical examples below illustrate the payment at maturity per $10 principal amount Security on an offering of Securities linked to a hypothetical Fund for a hypothetical range of applicable Fund Returns from -100.00% to +100.00%, and assume a Buffer Amount of 10%, an Initial Share Price of $100 and a Maximum Gain of 12.00%. The hypothetical Initial Share Price of $100 has been chosen for illustrative purposes only and may not represent a likely actual Initial Share Price of the applicable Fund. The actual applicable Initial Share Price will be based on the closing price of one share of the Fund on the Trade Date and will be provided in the pricing supplement. For historical data regarding the actual closing prices of the applicable Fund, please see the historical information set forth under “The Funds” in this free writing prospectus. The actual Maximum Gain for each Security offering will be finalized on the Trade Date and provided in the pricing supplement and will not be less than the bottom of the applicable range specified on the front cover of this free writing prospectus. If the actual Maximum Gain for any Security offering as finalized on the Trade Date is lower than 12.00%, the actual maximum payment at maturity on the applicable Securities will be less than the hypothetical maximum payments at maturity displayed below. The hypothetical payment at maturity examples set forth below are for illustrative purposes only and may not be the actual returns applicable to a purchaser of the Securities. The actual payment at maturity will be determined based on the applicable Initial Share Price and the applicable Maximum Gain to be finalized on the Trade Date and provided in the pricing supplement and the applicable Final Share Price on the Final Valuation Date. You should consider carefully whether the Securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

Final Share Price	Fund Return (%)	Payment at Maturity ($)	Return at Maturity per $10.00 issue price (%)
$200.00	100.000%	$11.200	12.00%
$190.00	90.000%	$11.200	12.00%
$180.00	80.000%	$11.200	12.00%
$170.00	70.000%	$11.200	12.00%
$160.00	60.000%	$11.200	12.00%
$150.00	50.000%	$11.200	12.00%
$140.00	40.000%	$11.200	12.00%
$130.00	30.000%	$11.200	12.00%
$120.00	20.000%	$11.200	12.00%
$112.00	12.000%	$11.200	12.00%
$110.00	10.000%	$11.000	10.00%
$102.50	2.500%	$10.250	2.50%
$101.00	1.000%	$10.100	1.00%
$100.00	0.000%	$10.000	0.00%
$95.00	-5.000%	$10.000	0.00%
$90.00	-10.000%	$10.000	0.00%
$89.99	-10.010%	$9.999	-0.01%
$80.00	-20.000%	$9.000	-10.00%
$70.00	-30.000%	$8.000	-20.00%
$60.00	-40.000%	$7.000	-30.00%
$50.00	-50.000%	$6.000	-40.00%
$40.00	-60.000%	$5.000	-50.00%
$30.00	-70.000%	$4.000	-60.00%
$20.00	-80.000%	$3.000	-70.00%
$10.00	-90.000%	$2.000	-80.00%
$0.00	-100.000%	$1.000	-90.00%

Example 1 — The price of the Fund increases by 2.50% from the Initial Share Price of $100 to the Final Share Price of $102.50.

Because the Fund Return of 2.50% is less than the Maximum Gain of 12.00%, at maturity, JPMorgan Chase will pay you your principal amount plus a return equal to the Fund Return, resulting in a payment at maturity of $10.25 per $10 principal amount Security, calculated as follows:

$10.00 + ($10.00 × Fund Return)
$10.00 + ($10.00 × 2.50%) = $10.25

Example 2 — The price of the Fund increases by 40% from the Initial Share Price of $100 to the Final Share Price of $140.

Because the Fund Return of 40% is greater than the Maximum Gain of 12.00%, at maturity, JPMorgan Chase will pay you your principal amount plus a return equal to the Maximum Gain of 12.00%, resulting in a payment at maturity of $11.20 per $10 principal amount Security, calculated as follows:

$10.00 + ($10.00 × Maximum Gain)
$10.00 + ($10.00 × 12.00%) = $11.20

Example 3 — The price of the Fund decreases by 10% from the Initial Share Price of $100 to the Final Share Price of $90.

Because the Fund Return is negative and the Final Share Price is less than the Initial Share Price by up to the Buffer Amount of 10%, at maturity, JPMorgan Chase will repay your principal amount of $10.00 per $10 principal amount Security.

Example 4 — The price of the Fund decreases by 40% from the Initial Share Price of $100 to the Final Share Price of $60.

Because the Fund Return is -40% and the Final Share Price is less than the Initial Share Price by more than the Buffer Amount of 10%, at maturity, JPMorgan Chase will pay you a payment at maturity of $7.00 per $10 principal amount Security, calculated as follows:

$10.00 + [$10.00 × (Fund Return + Buffer Amount)]
$10.00 + [$10.00 × (-40.00% + 10.00%)] = $7.00

If the Fund Return is negative and the Final Share Price is less than the Initial Share Price by more than the Buffer Amount, investors will lose 1% of their principal amount for every 1% that the Fund has declined in excess of the Buffer Amount. Investors could lose some or a significant portion of their principal amount.

The hypothetical returns and hypothetical payments on the Securities shown above apply only if you hold the Securities for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

The Funds

Included on the following pages is a brief description of the Funds. This information has been obtained from publicly available sources, without independent verification. Set forth below is a table that provides the quarterly high and low closing prices of one share of each Fund. This information given below is for the four calendar quarters in each of 2010, 2011, 2012, 2013, 2014 and the first and second calendar quarter of 2015. Partial data is provided for the third calendar quarter of 2015. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. You should not take the historical levels of either Fund as an indication of future performance.

The Financial Select Sector SPDR® Fund

The Financial Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Financial Select Sector Index, which we refer to as the underlying index with respect to the Financial Select Sector SPDR® Fund. The Financial Select Sector Index is a modified market capitalization-based index that measures the performance of the financial services sector of the S&P 500® Index. The Financial Select Sector Index includes companies in the following industries: diversified financial services, insurance, banks, capital markets, real estate investment trusts, consumer finance, thrifts and mortgage finance, and real estate management and development. For additional information about the Financial Select Sector SPDR® Fund, see the information set forth under “Fund Descriptions — The Financial Select Sector SPDR® Fund” in the accompanying underlying supplement no. 1a-I.

Historical Information Regarding Financial Select Sector SPDR® Fund

The following table sets forth the quarterly high and low closing prices of one share of the Financial Select Sector SPDR® Fund, based on daily closing prices of one share of the Financial Select Sector SPDR® as reported by Bloomberg, without independent verification. The closing price of one share of the Fund on September 15, 2015 was $23.40. The actual Initial Share Price will be the closing price of one share of the Financial Select Sector SPDR® Fund on the Trade Date. We obtained the closing prices of one share of the Financial Select Sector SPDR® Fund above and below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for certain actions, such as stock splits. You should not take the historical performance of the Financial Select Sector SPDR® Fund as an indication of future performance.

Quarter Begin	Quarter End		Quarterly Closing High	Quarterly Closing Low	Close
1/1/2010	3/31/2010		$16.02	$13.66	$15.97
4/1/2010	6/30/2010		$17.05	$13.81	$13.81
7/1/2010	9/30/2010		$15.08	$13.44	$14.35
10/1/2010	12/31/2010		$16.01	$14.34	$15.95
1/1/2011	3/31/2011		$17.20	$15.91	$16.41
4/1/2011	6/30/2011		$16.70	$14.71	$15.33
7/1/2011	9/30/2011		$15.65	$11.53	$11.83
10/1/2011	12/31/2011		$14.05	$11.28	$13.00
1/1/2012	3/31/2012		$15.97	$13.30	$15.78
4/1/2012	6/30/2012		$15.91	$13.37	$14.62
7/1/2012	9/30/2012		$16.28	$14.22	$15.60
10/1/2012	12/31/2012		$16.69	$15.16	$16.40
1/1/2013	3/31/2013		$18.47	$16.85	$18.19
4/1/2013	6/30/2013		$20.17	$17.83	$19.49
7/1/2013	9/30/2013		$20.87	$19.41	$19.92
10/1/2013	12/31/2013		$21.86	$19.57	$21.86
1/1/2014	3/31/2014		$22.48	$20.53	$22.34
4/1/2014	6/30/2014		$22.90	$21.28	$22.74
7/1/2014	9/30/2014		$23.81	$22.16	$23.17
10/1/2014	12/31/2014		$25.04	$22.04	$23.17
1/1/2015	3/31/2015		$24.73	$23.01	$24.11
4/1/2015	6/30/2015		$25.27	$24.09	$24.38
7/1/2015	9/15/2015	*	$25.58	$22.33	$23.40

*	As of the date of this free writing prospectus, available information for the third calendar quarter of 2015 includes data for September 15, 2015. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low and “Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2015.

The graph below illustrates the daily performance of the Financial Select Sector SPDR® Fund from January 3, 2005 through September 15, 2015, based on information from Bloomberg, without independent verification.

Past performance of the Fund is not indicative of the future performance of the Financial Select Sector SPDR® Fund.

The historical price of the Fund should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one share of the Fund on the Trade Date or the Final Valuation Date. We cannot give you assurance that the performance of the Fund will result in the return of a significant portion of your principal amount.

The Technology Select Sector SPDR® Fund

The Technology Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the technology sector, as represented by the Technology Select Sector Index, which we refer to as the underlying index with respect to the Technology Select Sector SPDR® Fund. The Technology Select Sector Index is a modified market capitalization-based index that measures the performance of the technology sector of the S&P 500® Index. The Technology Select Sector Index includes companies in the following industries: technology hardware, storage, and peripherals; software; diversified telecommunication services; communications equipment; semiconductors and semiconductor equipment; internet software and services; IT services; electronic equipment, instruments and components; and wireless telecommunication services. For additional information about the Technology Select Sector SPDR® Fund, see the information set forth under “Fund Descriptions — The Technology Select Sector SPDR® Fund” in the accompanying underlying supplement no. 1a-I.

Historical Information Regarding the Technology Select Sector SPDR® Fund

The following table sets forth the quarterly high and low closing prices of one share of the Technology Select Sector SPDR® Fund, based on daily closing prices of one share of the Technology Select Sector SPDR® Fund as reported by Bloomberg, without independent verification. The closing price of one share of the Technology Select Sector SPDR® Fund on September 15, 2015 was $40.88. The actual Initial Share Price will be the closing price of one share of the Technology Select Sector SPDR® Fund on the Trade Date. We obtained the closing prices of one share of the Technology Select Sector SPDR® Fund above and below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for certain actions, such as stock splits. You should not take the historical performance of the Technology Select Sector SPDR® Fund as an indication of future performance.

Quarter Begin	Quarter End		Quarterly Closing High	Quarterly Closing Low	Close
1/1/2010	3/31/2010		$23.26	$20.84	$23.09
4/1/2010	6/30/2010		$24.06	$20.40	$20.40
7/1/2010	9/30/2010		$23.15	$20.29	$23.02
10/1/2010	12/31/2010		$25.28	$22.84	$25.18
1/1/2011	3/31/2011		$27.01	$24.69	$26.07
4/1/2011	6/30/2011		$26.84	$24.49	$25.70
7/1/2011	9/30/2011		$26.74	$22.52	$23.57
10/1/2011	12/31/2011		$26.51	$23.04	$25.45
1/1/2012	3/31/2012		$30.44	$25.81	$30.15
4/1/2012	6/30/2012		$30.48	$27.20	$28.75
7/1/2012	9/30/2012		$31.66	$27.90	$30.83
10/1/2012	12/31/2012		$31.05	$27.62	$28.95
1/1/2013	3/31/2013		$30.43	$29.21	$30.27
4/1/2013	6/30/2013		$32.20	$29.31	$30.59
7/1/2013	9/30/2013		$32.80	$30.75	$32.03
10/1/2013	12/31/2013		$35.74	$31.53	$35.74
1/1/2014	3/31/2014		$36.65	$34.09	$36.35
4/1/2014	6/30/2014		$38.42	$35.20	$38.35
7/1/2014	9/30/2014		$40.60	$38.42	$39.91
10/1/2014	12/31/2014		$42.49	$37.21	$39.91
1/1/2015	3/31/2015		$43.43	$39.90	$41.44
4/1/2015	6/30/2015		$43.78	$41.36	$41.40
7/1/2015	9/15/2015	*	$43.67	$37.70	$40.88

*	As of the date of this free writing prospectus, available information for the third calendar quarter of 2015 includes data for September 15, 2015. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low and “Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2015.

The graph below illustrates the daily performance of the Technology Select Sector SPDR® Fund from January 3, 2005 through September 15, 2015, based on information from Bloomberg, without independent verification.

Past performance of the Fund is not indicative of the future performance of the Technology Select Sector SPDR® Fund.

The historical levels of the Fund should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one share of the Fund on the Trade Date or the Final Valuation Date. We cannot give you assurance that the performance of the Fund will result in the return of a significant portion of your principal amount.

Supplemental Plan of Distribution

All sales of the Securities will be made to certain fee-based advisory accounts for which UBS is an investment advisor at a purchase price of $10.00 per $10.00 principal amount Security. UBS, acting as placement agent for such advisory accounts, will purchase the Securities from a dealer that is not affiliated with UBS or JPMS, and that dealer will purchase the Securities from JPMS. JPMS will pay all of the selling commissions it receives from us to that dealer. In no event will these selling commissions exceed $0.05 per $10.00 principal amount Security. UBS will forgo any commissions related to these sales. Investors who purchase and hold the Securities in fee-based advisory accounts will pay advisory fees to UBS based on the amount of assets held in those accounts, including the Securities.

Subject to regulatory constraints, JPMS intends to offer to purchase the Securities in the secondary market, but it is not required to do so.

We or our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities, and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” in this free writing prospectus and “Use of Proceeds and Hedging” beginning on page PS-43 of the accompanying product supplement no. UBS-1a-I.

JPMS’s Estimated Value of the Securities

For each offering of the Securities, JPMS’s estimated value of the Securities set forth on the cover of this free writing prospectus is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the Securities. JPMS’s estimated value does not represent a minimum price at which JPMS would be willing to buy your Securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of JPMS’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. For additional information, see “Key Risks — Risks Relating to the Securities Generally — JPMS’s Estimated Value Is Not Determined by Reference to Credit Spreads for Our Conventional Fixed-Rate Debt.” The value of the derivative or derivatives underlying the economic terms of the Securities is derived from JPMS’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, JPMS’s estimated value of the Securities is determined when the terms of the Securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Key Risks — Risks Relating to the Securities Generally — JPMS’s Estimated Value Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates.”

JPMS’s estimated value of the Securities will be lower than the original issue price of the Securities because costs associated with selling, structuring and hedging the Securities are included in the original issue price of the Securities. These costs include the selling commissions paid to an unaffiliated dealer, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities and the estimated cost of hedging our obligations under the Securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the Securities. See “Key Risks — Risks Relating to the Securities Generally — JPMS’s Estimated Value of the Securities Will Be Lower Than the Original Issue Price (Price to Public) of the Securities” in this free writing prospectus.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the Securities, see “Key Risks — Risks Relating to the Securities Generally — Secondary Market Prices of the Securities Will Be Impacted by Many Economic and Market Factors” in this free writing prospectus. In addition, we generally expect that some of the costs included in the original issue price of the Securities will be partially paid back to you in connection with any repurchases of your Securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be up to five months. The length of any such initial period reflects secondary market volumes for the Securities, the structure of the Securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Securities and when these costs are incurred, as determined by JPMS. See “Key Risks — Risks Relating to the Securities Generally — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than JPMS’s Then-Current Estimated Value of the Securities for a Limited Time Period.”

Supplemental Use of Proceeds

The Securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Securities. See “Hypothetical Examples and Return Table” in this free writing prospectus for an illustration of the risk-return profile of the Securities and “The Funds” in this free writing prospectus for a description of the market exposure provided by the Securities.

The original issue price of the Securities is equal to JPMS’s estimated value of the Securities plus the selling commissions paid to an unaffiliated dealer, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities, plus the estimated cost of hedging our obligations under the Securities.